EXHIBIT 99.1

NATIONAL PENN BANCSHARES, INC.
REPORTS VOTING RESULTS AT
2013 ANNUAL MEETING OF SHAREHOLDERS

National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders on April 23, 2013, to elect four directors; to act upon ratification of the Audit Committee's selection of KPMG LLP as independent auditors of National Penn for 2013; and to act upon an advisory (non-binding) proposal to approve the compensation of National Penn's executive officers.

The number of common shares outstanding and entitled to vote at the meeting was 145,531,899. Present at the meeting, in person or by proxy, were the holders of 131,130,900 common shares, or approximately 90.1 percent of the total shares outstanding, which constituted a quorum.

The final voting results are as follows:

Election of Directors

The following persons were each elected as Class II directors for three-year terms until the 2016 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Christian F. Martin IV	113,782,118	3,377,210	—	13,971,572
R. Chadwick Paul Jr.	115,465,203	1,694,125	—	13,971,572
C. Robert Roth	112,735,046	4,424,282	—	13,971,572
Wayne R. Weidner	111,305,996	5,853,332	—	13,971,572

Ratification of Auditors

Shareholders ratified the selection of KPMG LLP as National Penn's independent auditors for 2013 by the following vote:

For	Against	Abstentions	Broker Non-Votes
129,939,784	779,197	411,919	—

Advisory (non-binding) Approval of National Penn's Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn's executive officers by the following vote:

For	Against	Abstentions	Broker Non-Votes
111,738,730	4,824,574	596,024	13,971,572